                                                                    EXHIBIT 10.8

                                                                    CONFIDENTIAL


                            LICENSE AGREEMENT BETWEEN


                              ARENA PHARMACEUTICALS


                                       AND


                           SS PHARMACEUTICAL CO., LTD.



                                Table of Contents


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
Article I.        Definitions                                                                          1


Article II.       Grant of License to Arena, Transfer of Technical Information                         4


Article III.      Compensation                                                                         4


Article IV.       Manufacturing Supply                                                                 7


Article V.        Information Exchange and Confidentiality                                             8


Article VI.       Patents and Inventions                                                               9


Article VII.      Patent Infringement and Enforcement                                                 10


Article VIII.     Representations and Warranties                                                      10


Article IX.       Indemnity                                                                           11


Article X.        Termination                                                                         12


Article XI.       Relationship of the Parties                                                         13


Article XII.      Miscellaneous Provisions                                                            13


Signature Blocks                                                                                      16






   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE PORTIONS MARKED AS ***.



                                  CONFIDENTIAL

                                                                    CONFIDENTIAL

                                LICENSE AGREEMENT

              This License Agreement ("Agreement") is effective as of the Effective Date (as defined below), by and between ARENA PHARMACEUTICALS, a Delaware corporation having a place of business at 6166 Nancy Ridge Drive, San Diego, California, 92121, United States of America ("Arena"), and SS Pharmaceutical CO., LTD., a Japanese corporation having a place of business at 12-4, 2-Chome, Hamacho, Nihonbashi, Chuo-ku, Tokyo, 103 Japan ("SS Pharmaceutical ").

              WHEREAS, SS Pharmaceutical is a pharmaceutical organization and exclusively owns or has exclusive rights in and to a compound discovered and developed by SS Pharmaceutical, referred to by SS Pharmaceutical as "T-82" (as more fully defined below)

              WHEREAS, Arena is a biopharmaceutical organization focused on the development of innovative therapeutics and desires to obtain certain world-wide rights from SS Pharmaceutical in and to "T-82", in accordance with the terms of this Agreement, to develop and commercialize such rights;

              WHEREAS, Arena and SS Pharmaceuticals each desire to enter into this Agreement on the terms and conditions set forth herein.

              NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Arena and SS Pharmaceuticals hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

        Unless otherwise specifically provided herein, the following terms shall have the following meanings (all referenced statutes set forth in the following definitions are collectively appendixed to this Agreement as "Appendix A":

"Affiliate" when used with reference to a specified person, any person or entity directly or indirectly controlling, controlled by or under common control with the specified person, means the direct or indirect ownership of at least 50% of the outstanding voting securities of an entity. The Parties agree that Dojin Pharmaceutical Products Inc. shall be deemed and treated as an Affiliate of SS Pharmaceutical.

"Annual" means a calendar year period of from January 1 through to and including December 31 in any given year.

"Annual Net Sales" means the Annual amount of financial compensation received by Arena for sales of T-82 Product in bona fide arm's length transactions to a Third Party, after deduction of the following items:

        (a)   packing, transportation and insurance charges;

        (b) credits or allowances given or made for rejection or return of previously sold T-82 Product;

        (c) any tax or other governmental charge levied directly on the sale, transportation or delivery of T-82 Product and borne by Arena;

        (d) any price reductions and/or price rebates, retroactive or otherwise imposed, by governmental authorities; and

                                                                    CONFIDENTIAL

        (e) any royalties which Arena is required to pay to a Third Party to make, have made, use, have used, sell, have sold, import or have imported T-82 and/or T-82 Product.

"Arena" means Arena and its Affiliates.

"Arena Exclusive Territory" means the universe, excluding only SS Pharmaceutical Exclusive Territory and the Semi-Exclusive Territory.

"Best Reasonably Commercial Efforts" means efforts to achieve a designated objective, which efforts are based upon reasonably prudent business factors and considerations.

"Collaborator" means an individual or entity, other than an Affiliate, working under the direction of, or in conjunction with, a Party.

"Effective Date" means the date on which the last of either Arena or SS Pharmaceuticals has signed this Agreement.

"FDA" means the United States Food and Drug Administration.

"FDA Approval Date" means to date upon which Arena receives a written communication from FDA granting Marketing Authorization for T-82 Product.

"GMP" means Good Manufacturing Practice in the manufacturing, processing, packaging or holding of drugs as set forth in 21 C.F.R. Section 211 (including any and all sub-parts thereto), including any and all amendments, modifications or changes thereto as may be made in the future.

"Marketing Authorization" means the granting or authorization, by an appropriate governmental agency, to commercialize a pharmaceutical product.

"Party" means either Arena or SS Pharmaceuticals, as the case may be; "Parties" means both Arena and SS Pharmceuticals.

"Phase 1 Clinical Study" shall have the same meaning as set forth in 21 C.F.R.
Section 312.21(a)(1) and (2), including any and all amendments, modifications or changes as may be made thereto in the future.

"Phase 2 Clinical Study" shall have the same meaning as set forth in 21 C.F.R.
Section 312.21(b), including any and all amendments, modifications or changes thereto as may be made thereto in the future.

"Phase 3 Clinical Study" shall have the same meaning as set forth in 21 C.F.R.
Section 312.21(c), including any and all amendments, modifications or changes thereto as may be made thereto in the future.

"European Regulatory Agency" means a governmental agency of any major European nation (i.e., United Kingdom, Germany, France, Italy and Spain) that has the authority to issue or grant Marketing Authorization.

"Semi-Exclusive Territory" means China, Taiwan, Singapore, Malaysia, Indonesia, Thailand, South Korea, North Korea, Philippines, and Burma.



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                                                                    CONFIDENTIAL

"SS Pharmaceuticals " means SS Pharmaceuticals and its Affiliates.

"SS Pharmaceutical Patent Rights" means all present and/or future patents (including inventor's certificates) and all present and/or future applications (including provisional applications) therefor throughout the world as the case may be, and substitutions, extensions, reissues, renewals, divisions, continuations, or continuation-in-part thereof or therefor, owned or controlled (either fully or partially) by SS Pharmaceuticals, or under which SS Pharmaceuticals may grant licenses or sublicenses, to the extent they related to the T-82 and/or T-82 Product. A list of SS Pharmaceuticals Patent Rights is set forth in Appendix B; such list shall be updated as necessitated by the issuance or expansion of additional SS Pharmaceutical Patent Rights.

"SS Pharmaceutical Exclusive Territory" means Japan.

"Successful Completion" when used in conjunction with the phrases "Phase 1 Clinical Study"; "Phase 2 Clinical Study"; or "Phase 3 Clinical Study" means that the results of such clinical study have been fully analyzed whereby the results of such fully analyzed study would warrant a decision, based upon the exercise of reasonably prudent business factors and considerations, to proceed, for example, from one clinical study to the next; as an example, "Successful Completion" of Phase 2 Clinical Study would mean that based upon review of the fully analyzed data from Phase 2 Clinical Study, and by exercising reasonably prudent business factors and considerations, initiation of Phase 3 Clinical Study is warranted; as an additional example, "Successful Completion" of Phase 3 Clinical Study would mean that based upon review of the fully analyzed data from Phase 3 Clinical Study, and by exercising reasonably prudent business factors and considerations, seeking Marketing Authorization from a regulatory agency is warranted.

"T-82" means a compound as disclosed and claimed in U.S. Patent Nos. 5,190,951; 5,240,934; and 5,300,517, including any and all derivatives of such compound having similar activity (whether now existing or developed in the future by SS Pharmaceutical), and further including related compounds having similar activity to T-82 (whether now existing or developed in the future by SS Pharmaceutical).

"T-82 Manufacturing Costs" means the actual costs incurred by SS Pharmaceutical in the manufacture of T-82 and/or T-82 Product under GMP standards.

"T-82 Product" means a finished dosage form of T-82 for use in humans.

"Technical Information" means all information, trade secrets, know-how, methods of manufacture, processes, documents and materials, related to T-82 and/or T-82 Product, and other proprietary information, whether patentable or unpatentable, related to T-82 and/or T-82 Product that are owned or possessed by SS Pharmaceutical, whether now existing or hereafter developed.

"Technology" means SS Pharmaceutical Patent Rights and Technical Information.

"Third Party" means any entity other than a Party, Collaborator of Affiliate.



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                                                                    CONFIDENTIAL

"Valid Claim" means a claim, covering T-82 and/or T-82 Product, of an issued and unexpired patent which claim has not been held unenforceable, unpatentable or invalid by court or other governmental agency of competent jurisdiction and has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

                                   ARTICLE II
                            GRANT OF LICENSE TO ARENA
                        TRANSFER OF TECHNICAL INFORMATION


        2.1 Grant. Subject to the terms and conditions of this Agreement, SS Pharmaceutical grants to Arena the following:

             (a) an exclusive right and license, exclusive even as to SS Pharmaceutical, to use, have used, sell, have sold, import, have imported, further develop, improve and otherwise exploit in any manner the Technology in the Arena Exclusive Territory, including the right to sublicense the rights granted to Arena by SS Pharmaceutical hereunder;

             (b) a semi-exclusive right and license (together with SS Pharmaceuticals) to use, have used, sell, have sold, import, have imported, further develop, improve and otherwise exploit in any manner the Technology in the Semi-Exclusive Territory, including the right to sublicense the rights granted to Arena by SS Pharmaceutical hereunder.

        2.2 Transfer of Technical Information. Within forty-five (45) days following the Effective Date, SS Pharmaceutical shall make available to Arena a copy of all Technical Information owned or possessed by SS Pharmaceutical as of the Effective Date.

        2.3 Improvements.

             (a) SS Pharmaceutical shall notify Arena, in writing, of any SS Pharmaceutical Patent Rights within thirty (30) days of the discovery or development of such SS Pharmaceutical Patent Rights;

             (b) SS Pharmaceutical shall notify Arena, in writing, of any Technical Information within thirty (30) days of the discovery or development of such Technical Information.

             (c) The obligations of Section 2.3 of this Agreement shall be continuing throughout the term of this Agreement.


                                   ARTICLE III
                                  COMPENSATION

        3.1 Payments. All financial payments outlined in this Agreement shall be made in U.S. dollars.

        3.2 Milestone Payments. When applicable, Arena shall make the following milestone payments to SS Pharmaceutical:



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                                                                    CONFIDENTIAL


             (a)    Phase 2 Clinical Study Milestone Payment


                    (1) Upon Successful Completion of Phase 2 Clinical Study of T-82 for a first indication, Arena shall pay to SS Pharmaceutical *************************
                         *************************.

                    (2) Upon Successful Completion of Phase 2 Clinical Study of T-82 for an indication other than the first indication ("Phase 2 Subsequent Indication"), Arena shall pay to SS Pharmaceutical *****************
                         *******************************.

                    (3) The Parties agree that the maximum amount of Phase 2 Clinical Study Milestone Payment(s) that Arena would be required to pay to SS Pharmaceutical under this Agreement is ********************** *****************.

             (b)    Phase 3 Clinical Study Milestone Payment(s)

                    (1) Upon Successful Completion of Phase 3 Clinical Study of T-82 for a first indication, Arena shall pay to SS Pharmaceutical *************************
                         *************************.

                    (2) Upon Successful Completion of Phase 3 Clinical Study of T-82 for an indication other than the first indication ("Phase 3 Subsequent Indication"), Arena shall pay to SS Pharmaceutical *****************
                         ****************************.

                    (3) The Parties agree that the maximum amount of Phase 3 Clinical Study Milestone Payment(s) that Arena would be required to pay to SS Pharmaceutical under this Agreement is *********************************
                         **********************.

             (c)    FDA Marketing Approval Milestone(s).

                    (1) Within thirty (30) days of FDA Approval Date for a first indication, Arena shall pay to SS Pharmaceutical
                         *************************.

                    (2) Within thirty (30) days of FDA Approval Date for an indication other than a first indication ("Subsequent Indication Marketing Authorization in U.S."), Arena shall pay to SS Pharmaceutical ******************
                         *************.

                    (3) The Parties agree that the maximum amount of FDA Marketing Authorization Milestone(s) that Arena would



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                                                                    CONFIDENTIAL

                         be required to pay to SS Pharmaceutical under this Agreement is ********************************.

             (d)    European Community Marketing Approval Milestone(s).

                    (1) Within thirty (30) days of receipt by Arena from a European Regulatory Agency of Marketing Authorization for T-82 Product for a first indication, Arena shall pay to SS Pharmaceutical **** ******* ****************
                         **********.

                    (2) Within thirty (30) days of receipt by Arena from a European Regulatory Agency of Marketing Authorization for T-82 Product for an indication other than a first indication ("Subsequent Indication Marketing Authorization in Europe"), Arena shall pay to SS Pharmaceutical *********************
                         *******************.

                    (3) The Parties agree that the maximum amount of European Community Marketing Approval Milestone(s) that Arena would be required to pay to SS Pharmaceutical under this Agreement is ********* **********************.

        3.3 Royalty.

             (a) Arena shall pay to SS Pharmaceutical royalty payment(s) based upon the total Annual Net Sales of T-82 Product (1) by Arena in the Arena Exclusive Territory; and (2) by Arena in the Semi-Exclusive Territory, structured as follows:

                    (1) for total Annual Net Sales of T-82 Product (covered by Valid Claims) of up to *********************
                         ************************ the royalty shall be ***
                         *******************************.

                    (2) for total Annual Net Sales of T-82 Product (covered by Valid Claims) of greater than *************** *******************************, the royalty shall be
                         ******************************** of any such amount
                         above ************.

        3.4 Marketing Approval Efforts. Arena shall use its Best Reasonably Commercial Efforts in diligently and effectively preparing for, prosecuting and procuring Marketing Approval from FDA and European Regulatory Agency for T-82 Product in the Arena Exclusive Territory, and Marketing Approval for T-82 Product in the Semi-Exclusive Territory, at Arena's sole responsibility. Arena further agrees to inform SS Pharmaceutical as to the status and progress of such efforts during the term of this Agreement.

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                                                                    CONFIDENTIAL

                                   ARTICLE IV
                              MANUFACTURING SUPPLY

        4.1 Manufacture of T-82 and T-82 Product. SS Pharmaceutical agrees, represents and warrants that it has facilities and capabilities necessary for the manufacture of T-82 and the manufacture of T-82 Product under GMP standards, and further agrees, represents and warrants that T-82 and T-82 Product shall be manufactured by SS Pharmaceutical and supplied to Arena in accordance with GMP standards.

        4.2 Supply of T-82 and T-82 Product.

             (a) For T-82 and T-82 Product supplied to Arena in accordance with Section 4.1 of this Agreement which is not for sale by Arena, such as for clinical trials ("Non-Commercial Supply"), SS Pharmaceutical shall supply such Non-Commercial Supply to Arena free of charge.

             (b) For T-82 and T-82 Product supplied to Arena in accordance with Section 4.1 of this Agreement which is commercialized by Arena ("Commercial Supply"), SS Pharmaceutical shall supply such Commercial Supply to Arena, ******************* ********, and invoice Arena for T-82 Manufacturing Costs incurred by SS Pharmaceuticals in manufacturing Commercial Supply, plus an additional ***************** of such costs ("Commercial Supply Costs"). The Parties agree to discuss in good faith Commercial Supply Costs prior to the first shipment by SS Pharmaceutical of Commercial Supply, and to agree upon Commercial Supply Costs within one-hundred and eighty (180) days of the first shipment by SS Pharmaceutical of Commercial Supply.

                    (1) Arena shall be permitted to analyze any such Commercial Supply within thirty (30) days of receipt thereof in accordance with quality assurance standards mutually agreed to by the Parties.

                    (2) In the event that any Commercial Supply does not meet such mutually agreed to quality assurance standards, Arena shall:

                         a. not be required to pay such invoiced Commercial Supply Costs; and

                         b. Arena may return (at SS Pharmaceutical's expense), at Arena's sole discretion, such Commercial Supply.

                    (3) In the event that any such Commercial Supply meets such mutually agreed to quality assurance standards, Arena shall pay SS Pharmaceuticals, within thirty (30) days of such analysis, such invoiced Commercial Supply Costs.

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                                                                    CONFIDENTIAL

                    (4) In order to verify the completeness and correctness of Commercial Supply Costs, SS Pharmaceutical shall maintain up to date books and records and Arena shall each have the right to conduct, through independent Certified Public Accountants, at any reasonable time during business hours, and upon reasonable prior notice, an audit of the accounting procedures and records of SS Pharmaceutical in computing and calculating Commercial Supply Cost due hereunder. The auditor shall make available to SS Pharmaceutical and Arena a report enumerating the period covered by the audit T-82 Manufacturing Costs, and the Commercial Supply Costs computed and calculated by the auditor. The costs of such audit shall be borne by SS Pharmaceutical in the event that a discrepancy of more than ****************** is discovered through such audit.

             (c) In the event that SS Pharmaceutical is unable or unwilling to provide Commercial Supply to Arena within a reasonable period of time (not exceeding 90 days after written request by Arena), then Arena shall have the right to have Collaborator or Third Party manufacture and provide such Commercial Supply to Arena.

             (d) Drug Master File. SS Pharmaceuticals shall be responsible for the preparation and submission of a drug master file with FDA (as set forth in 21 C.F.R Section 314.420(b)) and, if requested by Arena, European Regulatory Agency.

                                    ARTICLE V
                    INFORMATION EXCHANGE AND CONFIDENTIALITY

        5.1 Delivery of SS Pharmaceutical Patent Rights. During the term of this Agreement, SS Pharmaceutical shall have a continuing obligation to provide any and all information pertinent to SS Pharmaceutical Patent Rights to Arena.

        5.2 Delivery of Technical Information. During the term of this Agreement, SS Pharmaceutical shall have a continuing obligation to provide any and all information pertinent to Technical Information to Arena.

        5.3 Pre-Clinical and Clinical Data. The Parties agree to share all available pre-clinical and clinical data related to T-82 and/or T-82 Product which each Party develops, free of charge, including, but not limited to, any New Drug Application prepared for filing with the FDA and/or European Regulatory Agency by Arena.

        5.4 Confidentiality. All information provided by one Party to the other Party or its agents under this Agreement shall be regarded as confidential to the extent that such information is designated and marked as "CONFIDENTIAL", except information which, as can be established by the receiving Party by competent evidence:



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                                                                    CONFIDENTIAL

             (a) was already known, otherwise than under an agreement of secrecy or non-use, by the receiving Party at the time of its disclosure by the furnishing Party;

             (b) has passed into the public domain prior to or after its disclosure by the disclosing Party otherwise than through any act or omission attributable to officers, employees, consultants or agents of the receiving Party; or

             (c) was subsequently disclosed, otherwise than under an agreement of secrecy or non-use, to the receiving Party by a Third Party that had not acquired the information under an obligation of confidentiality to the disclosing Party.

Notwithstanding the foregoing, each Party may disclose the other's confidential information to the extent such disclosure is reasonably necessary to comply with government regulations. The foregoing obligations of confidentiality shall survive for five (5) years after any termination or expiration of this Agreement. All financial terms of this Agreement are considered CONFIDENTIAL by Arena.


                                   ARTICLE VI
                             PATENTS AND INVENTIONS

        6.1 Title in Inventions. Each Party shall have and retain sole title in inventions, whether or not patentable, made solely by it or on its behalf (as by its employees or agents) in the course of work performed under this Agreement which is directed to making, having made, using, having used, selling, having sold, importing, or having imported subject matter falling within the scope of SS Pharmaceutical Patent Rights. Any inventions made by at least one employee or agent of SS Pharmaceutical and at least one employee or agent of Arena after the Effective Date shall be referred to as "Joint Inventions", and all such Joint Inventions shall be jointly owned by Arena and SS Pharmaceutical. The Parties hereby agree to fully cooperate in the execution of all documents necessary to effectuate such joint ownership in and to such Joint Inventions.

        6.2 Registration. The Parties agree that Arena has the right during the term of this Agreement to be registered in any part of the territory in which the rights granted hereunder apply as the exclusive licensee of SS Pharmaceutical for SS Pharmaceutical Patent Rights. SS Pharmaceutical agrees to cooperate in such registration. Upon any termination of this Agreement, Arena agrees that it shall promptly take all steps necessary to remove Arena as a registered licensee of such SS Pharmaceutical Patent Rights.

        6.3 Prosecution Patent Rights. Throughout the term of this Agreement, SS Pharmaceutical shall be responsible for prosecution and maintenance of SS Pharmaceutical Patent Rights, and SS Pharmaceutical shall take no action, nor fail to take any required action, which shall jeopardize and/or abandon SS Pharmaceutical Patent Rights, without the concurrence of Arena. As of the Effective Date, Arena shall have the right, but not the obligation, to assist in strategic decisions involving the prosecution of SS Pharmaceutical Patent Rights in the Arena Exclusive Territory and in the Semi-Exclusive Territory, including, but not limited to, the right to retain counsel for such prosecution and the right to make all strategic decisions involving the prosecution of SS Pharmaceutical Patent Rights. No extensions of time to respond to any official action involving SS Pharmaceutical Patent Rights shall be permitted after the Effective Date without the concurrence of Arena, and SS Pharmaceutical shall provide Arena with a minimum of



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                                                                    CONFIDENTIAL

fourteen (14) days to review any proposed response to any official action prior to the due date of such response.


                                   ARTICLE VII
                       PATENT INFRINGEMENT AND ENFORCEMENT

        7.1 Notification of Infringement. Each Party shall promptly notify the other of any infringement (of which it becomes aware) of any of the SS Pharmaceutical Patent Rights and/or Joint Inventions by Third Parties and shall provide the other Party with any available evidence of such infringement.

        7.2 Suit for Infringement. Upon reasonable notice of infringement, Arena shall have the opportunity to bring any suit or action for infringement of the SS Pharmaceutical Patent Rights in the Arena Exclusive Territory and/or Joint Inventions in any territory. Any such action shall be solely at Arena's expense, and any amount recovered, whether by judgment, award, decree or settlement, shall belong entirely to Arena. SS Pharmaceutical shall, if requested by Arena, actively assist in the prosecution of such action. The Parties agree to cooperate in any decision regarding any suit or action for infringement of the SS Pharmaceutical Patent Rights in the Semi-Exclusive Territory.


                                  ARTICLE VIII
                          REPRESENTATION AND WARRANTIES

        8.1 Representations and Warranties of SS Pharmaceutical. SS Pharmaceutical represents and warrants to Arena as follows:

             (a) The execution and delivery of this Agreement have been duly and validly authorized, and all necessary action has been taken to make this Agreement a legal, valid and binding obligation of SS Pharmaceutical enforceable in accordance with its terms.

             (b) The execution and delivery of this Agreement and the performance by SS Pharmaceutical of its obligations hereunder will not contravene or result in the breach of the Certificate of Incorporation or Bylaws of SS Pharmaceutical or result in any material breach or violation of or material default under any material agreement, indenture, license, instrument or understanding or, to the best of its knowledge, result in any law, rule, regulation, statute, order or decree to which SS Pharmaceutical or its Affiliates is a party or by which any of them or any of their property is subject.

             (c) SS Pharmaceutical has not received notice of any claim that any of the Technology infringe upon any Third Party's know-how, patent or other intellectual property rights.

             (d) SS Pharmaceutical is the exclusive owner of the SS Pharmaceutical Patent Rights and is otherwise the exclusive owner or licensee of all other Technology.



                                      -10-
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                                                                    CONFIDENTIAL

        8.2 Representations and Warranties of Arena. Arena represents and warrants to SS Pharmaceutical as follows:

             (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

             (b) The execution and delivery of this Agreement have been duly and validly authorized, and all necessary action has been taken to make this Agreement a legal, valid and binding obligation of Arena enforceable in accordance with its terms.

             (c) The execution and delivery of this Agreement and the performance by Arena of its obligations hereunder will not contravene or result in the breach of the Certificate of Incorporation or Bylaws of Arena or result in any material breach or violation of or material default under any material agreement, indenture, license, instrument or understanding or, to the best of its knowledge, result in any law, rule, regulation, statute, order or decree to which Arena or its Affiliates is a party or by which any of them or any of their property is subject.


                                   ARTICLE IX
                                    INDEMNITY

        9.1 Indemnification by SS Pharmaceutical. SS Pharmaceutical will indemnify and hold harmless Arena and its Affiliates, employees, officers, directors, shareholders and agents (an "Arena Indemnified Party") from and against all liability, loss, damages, costs and expenses (including reasonable attorneys' fees) which Arena Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by SS Pharmaceutical of any covenant, representation or warranty of SS Pharmaceutical obtained in this Agreement, or (ii) the successful enforcement by Arena Indemnified Party of any of the foregoing.

        9.2 Indemnification by Arena. Arena will indemnify and hold harmless SS Pharmaceutical and its Affiliates, employees, officers, directors, shareholders and agents (an "SS Pharmaceutical Indemnified Party") from and against all liability, loss, damages, costs and expenses (including reasonable attorneys' fees) which SS Pharmaceutical Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Arena of any covenant, representation or warranty of Arena obtained in this Agreement, or
(ii) the successful enforcement by SS Pharmaceutical Indemnified Party of any of the foregoing.

        9.3 Conditions to Indemnification. The obligations of the indemnifying party under Sections 9.1 and 9.2 of this Agreement are conditioned upon the prompt notification to the indemnifying party of any of the aforementioned suits or claims in writing within fifteen (15) days after receipt of notice by the indemnified party of such suit or claim. The indemnifying party shall have the right to assume the defense of any such suit or claim unless, in the reasoned judgment of the indemnified party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business, operations or assets of the indemnified party, in which event the indemnified party may participate in the defense of such suit or claim at its sole cost and expense. The provision for



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                                                                    CONFIDENTIAL

indemnification shall be void and there shall be no liability against a party as to any suit or claim for which settlement or compromise or an offer of settlement or compromise is made without the prior consent of the indemnifying party.


                                    ARTICLE X
                                   TERMINATION

        10.1 Breach. Failure by either Party to comply with any of its material obligations contained in the Agreement shall entitle the other Party to give notice to the Party in default specifying the nature of the default and requiring it to cure such default. If such default is not cured within ninety
(90) days after receipt of such notice, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, to terminate this Agreement and the licenses granted to the breaching Party hereunder with immediate effect by giving notice to such termination. The right of either Party to terminate this Agreement as herein provided shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default.

        10.2 Termination of this Agreement.

             (a) This Agreement shall terminate automatically upon expiration of the last to expire SS Pharmaceutical Patent Rights, subject, however, to continuation of the licenses granted hereunder according to their respective terms, and the survival of the Parties' respective obligations under
                    Section 5.4 regarding confidentiality, Article 9 regarding indemnification, Section 12.8 regarding governing law and
                    Section 12.11 regarding notice.

             (b) Upon written Notice, Arena may also terminate this Agreement without cause by

                    (1) returning SS Pharmaceutical Patent Rights to SS Pharmaceutical;

                    (2) providing or granting access to SS Pharmaceutical (or its designee) all pre-clinical and clinical data generated by Arena regarding T-82 and/or T-82 Product, without cost to SS Pharmaceutical; and

                    (3) providing or granting access to SS Pharmaceutical (or its designee) any Marketing Approval obtained by Arena, without cost to SS Pharmaceutical.

             (c) SS Pharmaceutical shall be entitled to terminate this Agreement in the event of

                    (1) insolvency of Arena or commencement of bankruptcy proceedings by Arena; or

                    (2) dissolution of Arena by Arena, or liquidation of Arena by Arena.

                                                                    CONFIDENTIAL

                    (3) The Parties agree that in the event that Arena sublicenses any of the rights granted to it under this Agreement to a Third Party, such sublicense shall include provisions whereby if such sublicensee(s) becomes insolvent, commences bankruptcy proceedings, dissolves, and/or liquidates its assets, any and all rights granted by Arena to such sublicensee(s) shall automatically revert back to Arena.

        10.3 Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration, nor shall such termination or expiration relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.


                                   ARTICLE XI
              RELATIONSHIP OF THE PARTIES - INDEPENDENT CONTRACTOR

        11.1 Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties. All activities by each Party hereunder shall be provided as an independent contractor. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.


                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

        12.1 Limitations on Assignment. Neither this Agreement nor any interest hereunder shall be assignable or transferable by SS Pharmaceutical without the prior written consent of Arena.

        12.2 Further Acts and Instruments. Each Party hereto agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

        12.3 Entire Agreement. This Agreement constitutes and contains the entire agreement of the Parties and supersedes any and all prior negotiations, correspondence, understandings, Letters of Intent and agreements between the Parties respecting the subject matter hereof. This Agreement may be amended or modified or one or more provisions hereof waived only by a written instrument signed by the Parties.

        12.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded.

        12.5 Captions. The captions to this Agreement are for convenience only and are to be of no force or effect in construing and interpreting the provisions of this Agreement.

                                                                    CONFIDENTIAL

        12.6 Force Majeure. Neither Party shall be liable to the other for loss or damages, or have any right to terminate this Agreement for any default or delay, attributable to any act of God, flood, fire, explosion, breakdown or plant strike, lockout, labor dispute, casualty, accident, war, revolution, civil commotion, act of a public enemy, blockage, embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any government, or any other cause beyond the reasonable control of such Party.

        12.7 No Trade Name or Trademark License.

             (a) No right, express or implied, is granted by this Agreement to SS Pharmaceutical, Affiliates of SS Pharmaceutical, SS Pharmaceutical Collaborators or SS Pharmaceutical licensees to use in any manner the name "Arena," "Arena Pharmaceuticals," or any trade name or trademark or Arena in any business dealing which is not directly connected with the performance of this Agreement; provided, however, that SS Pharmaceutical shall have the right to use or disclose the name Arena only to the extent and the manner as may be required by law.

             (b) No right, express or implied, is granted by this Agreement to Arena, Affiliates of Arena, Arena Collaborators or Arena licensees to use in any manner the name "SS Pharmaceutical" or any trade name or trademark of SS Pharmaceutical in any business dealing which is not directly connected with the performance of this Agreement; provided, however, that Arena shall have the right to use or disclose the name SS Pharmaceutical only to the extent and the manner as may be required by law.

             (c) During the term of this Agreement, either Party may issue a press release regarding the acceptance of this Agreement by the Parties, with prior notification to the other Party.

        12.8 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Delaware, excluding any conflict of law provisions.

        12.9 Expenses. Except as otherwise provided herein, each Party hereto shall bear its legal and other expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

        12.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        12.11 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the Party to be notified or upon deposit with the United States Post Office registered or certified mail, postage prepaid, or upon deposit with an internationally recognized express courier with proof of delivery, postage prepaid and addressed to the Party to be notified at the address or addresses indicated below, or at such

                                                                    CONFIDENTIAL

other address as such Party may designate by ten (10) days' advance written notice to the other Party with copies to be provided as follows:

                  If to Arena, addressed to:

                           Arena Pharmaceuticals
                           6166 Nancy Ridge Drive
                           San Diego, CA  92121
                           Attention:       Jack Lief
                                            President and CEO
                           Fax: (619) 453-7210

                           with a copy to:  Richard P. Burgoon, Jr.
                                            Reed Smith Shaw & McClay LLP
                                            435 Sixth Avenue
                                            Pittsburgh, PA 15219
                           Fax: (412) 288-3063

                  If to SS Pharmaceutical, addressed to:

                          SS Pharmaceutical Co., Ltd.
                          12-4 Chome, Hamacho
                          Nihonbashi, Chuo-ku
                          Tokyo 103
                          Japan
                          Attention:        Hiroshi Numata, Ph.D.
                                            Board Director
                                            General Manager
                                            New Drug Planning & Coordination
                                            Business Development
                          Fax:  011-81-33865-9917

                                                                    CONFIDENTIAL

        WHEREUPON, the Parties have caused this Agreement to be executed by their duly authorized agents, as of the dates listed below.

                                       ARENA PHARMACEUTICALS


Date:   January 23, 1998               By:   /s/ JACK LIEF
      --------------------                -----------------------------------
                                       Name: Jack Lief
                                       Title: President & CEO

                                       SS PHARMACEUTICAL CO., LTD.

Date:   16 January, 1998               By:   /s/ NAOKATA TAIDO
      --------------------------          -----------------------------------
                                       Name: Naokata Taido, Ph.D.
                                       Title:   President and CEO

************

                                                                    CONFIDENTIAL




                                                                      APPENDIX A

                              STATUTORY REFERENCES

                                                                    CONFIDENTIAL

                                                                      APPENDIX B


                         SS PHARMACEUTICAL PATENT RIGHTS

United States:             US Patent No. 5,190,951
                           US Patent No. 5,240,934
                           US Patent No. 5,300,517

Japan:                     Japanese Patent No. 1,954,459

Taiwan:                    Taiwan Patent No. 57,676

Korea:                     Korean Application No. 18237/1991
                                    (Laid Open No. 92-8024)

Canada:                    Canadian Application No. 2,053,640-3
                                    (Laid Open No. 2,053,640)

Europe:                    European Application No. 91117581.8
                                    (Laid Open No. 0481429A2)

                              ADDENDUM NUMBER 1 TO
                       JANUARY 23, 1998 AGREEMENT BETWEEN
                            ARENA PHARMACEUTICALS AND
                           SS PHARMACEUTICAL CO., INC.

        This ADDENDUM NUMBER 1 TO JANUARY 23, 1998 AGREEMENT BETWEEN ARENA PHARMACEUTICALS AND SS PHARMACEUTICAL CO., LTD. ("Addendum") is entered into as of the date on which the last of either Arena Pharmaceuticals, Inc. ("Arena") or SSP Co., Ltd. ("SSP") has signed this Addendum.

        WHEREAS, on January 23, 1998, Arena and SSP entered into a License Agreement pertaining to a chemical compound referred to therein as T-82 ("T-82 Agreement"); and

        WHEREAS, in accordance with the terms of the T-82 Agreement, Arena has initiated human clinical studies of T-82 within the United States; and

        WHEREAS, in conjunction with such clinical studies of T-82, Arena has secured liability insurance coverage in the amount of ******************* per occurrence/aggregate ("Clinical Study Insurance"); and

        WHEREAS, SSP has requested that during the clinical studies of T-82 in the United States, SSP be named as an additional insured under the Clinical Study Insurance; and

        WHEREAS, Arena, to the extent permitted by law, is desirous of naming SSP as an additional insured under the Clinical Study Insurance during the clinical studies of T-82 in the United States.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. The T-82 Agreement Remains in Full Force and Effect. Except as expressly modified by this Amendment, no other changes are being made to the T-82 Agreement and the T-82 Agreement shall remain in full force and effect.

        2. Amendment to the T-82 Agreement. The T-82 Agreement is hereby amended as follows:

             A. By ADDING the following new section 9.4(a) to page 12 of the T-82 Agreement:

                    "(a). Arena shall, during the clinical investigation of T-82, and to the extent permitted by law, add SS Pharmaceutical as an additional insured to Arena's Insurance Policy Number ADT 1089982314 ("Insurance"). Information pertaining to such Insurance is as follows:

                          INSURANCE COMPANY: Columbia Casualty Company

                          COVERAGE:          Products-Completed Operation
                                             (Claims Covered)

   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE PORTIONS MARKED AS ***.

                          POLICY PERIOD:            January 18, 1999 to
                                                    January 18, 2000

                          LIMITS:                   ********** per
                                                    occurrence/aggregate

                          DEDUCTIBLE:               ****** per occurrence,
                                                    ******* aggregate

                          PREMIUM:                  *******

                    The Parties agree that the deductible shall be split on a 50:50 basis between Arena and SS Pharmaceutical for any claim made under the above-defined coverage during the above-defined policy period. The Parties further agree that Arena shall pay for the above-defined premium. The Parties further agree that in the event that SS Pharmaceutical desires to increase the above-defined limits, SS Pharmaceutical shall provide Notice to Arena and Arena shall thereafter, and to the extent permitted by law, seek to have such limits increased; SS Pharmaceutical agrees to pay any additional premiums for any such increase in policy limits."


             B. By ADDING the following new section 9.4(b) to page 12 of the T-82 Agreement:

                    "(b). In the event that Arena is prohibited by law form accomplishing the objective of Section 9.4(a) of this Agreement, Section 9.4(a) shall be automatically null and void, and such result shall have no effect on the remaining terms and conditions of the Agreement."

        WHEREUPON, the Parties have caused this Addendum to be executed by their duly authorized agents, as of the dates listed below.


                              ARENA PHARMACEUTICALS


Date:     April 5, 1999                By:   /s/ JACK LIEF
      -----------------                   -----------------------------------
                                              Name: Jack Lief
                                              Title: President & CEO

                                              SSP CO., LTD.


Date:     April 5, 1999                By:   /s/ NAOKATA TAIDO
      -----------------                   -----------------------------------
                                              Name: Naokata Taido, Ph.D.
                                              Title:   President & CEO

                       ***********************************